SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only
[ ]	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to 240.14a-12

Aston Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ASTON FUNDS

ASTON SMALL CAP FUND

(FORMERLY, ASTON/TAMRO SMALL CAP FUND)

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Shareholder:

The ASTON Small Cap Fund (the “Fund”), a series of Aston Funds, has previously sent you proxy materials in connection with the special meeting of shareholders (the “Meeting”) asking you to consider and approve a new subadvisory agreement and to amend certain of the Fund’s fundamental investment restrictions. We believe that both proposals are in the best interest of shareholders for the reasons detailed in the proxy statement and the proposals have unanimous support from your Board of Trustees.

MEETING ADJOURNMENT

The Meeting was originally scheduled for June 3, 2016, but has been adjourned until June 30, 2016 at 2 p.m. EST. Please note that as of June 3rd, we have NOT received your vote.

SHAREHOLDER PARTICIPATION

The shareholder makeup of the Fund is unique. There are less institutional investors than is typical and a greater number of retail shareholders who have 401k accounts and/or accounts through insurance companies. Historically, such accounts tend to participate at low levels. We need your help to pass the meeting agenda proposals. YOUR PARTICIPATION IN THIS PROXY IS OF GREAT IMPORTANCE.

SHAREHOLDER VOTING

It is important to know that while the majority of your fellow shareholders who have voted have voted with the Board of Trustees in favor of the proposals, we have yet to reach the 50% quorum needed to vote on the proposals at the meeting. As of June 3rd, we need to receive votes from an additional 15% of the shares outstanding, in order to meet the vote requirement. Your vote may very well make the difference and while we understand you are busy, we would very much appreciate it if you would cast your vote using one of the options listed to the right.

IMPORTANCE OF NEW SUBADVISORY AGREEMENT

Each proposal is important, but the new subadvisory agreement is especially important, because the current subadvisor, GW&K Investment Management, LLC (“GW&K”) is acting on an interim basis. The Fund has only until June 30, 2016, to obtain shareholder approval to have GW&K continue to act as subadvisor.

Sincerely,

Jeffrey T. Cerutti

President

Please take a moment now to cast your vote using one of the options listed below:

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touch-tone prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the two prior voting options listed above so that your vote is certain to be counted at the Meeting on June 30, 2016.

ASTON FUNDS

ASTON SMALL CAP FUND

(FORMERLY, ASTON/TAMRO SMALL CAP FUND)

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

Dear Shareholder: You are an investor in the ASTON Small Cap Fund (the “Fund”), a series of Aston Funds, through your BBVA Compass 401K Plan.

The Fund has previously sent you proxy materials in connection with the special meeting of shareholders (the “Meeting”) asking you to consider and approve a new subadvisory agreement and to amend certain of the Fund’s fundamental investment restrictions. We believe that both proposals are in the best interest of shareholders for the reasons detailed in the proxy statement and the proposals have unanimous support from your Board of Trustees.

MEETING ADJOURNMENT

The Meeting was originally scheduled for June 3, 2016, but has been adjourned until June 30, 2016 at 2 p.m. EST. Please note that as of June 3rd, we have NOT received your vote.

SHAREHOLDER PARTICIPATION

The shareholder makeup of the Fund is unique. There are less institutional investors than is typical and a greater number of retail shareholders who have 401k accounts and/or accounts through insurance companies. Historically, such accounts tend to participate at low levels. We need your help to pass the meeting agenda proposals. YOUR PARTICIPATION IN THIS PROXY IS OF GREAT IMPORTANCE.

SHAREHOLDER VOTING

It is important to know that while the majority of your fellow shareholders who have voted have voted with the Board of Trustees in favor of the proposals, we have yet to reach the 50% quorum needed to vote on the proposals at the meeting. As of June 3rd, we need to receive votes from an additional 15% of the shares outstanding, in order to meet the vote requirement. Your vote may very well make the difference and while we understand you are busy, we would very much appreciate it if you would cast your vote using one of the options listed to the right.

IMPORTANCE OF NEW SUBADVISORY AGREEMENT

Each proposal is important, but the new subadvisory agreement is especially important, because the current subadvisor, GW&K Investment Management, LLC (“GW&K”) is acting on an interim basis. The Fund has only until June 30, 2016, to obtain shareholder approval to have GW&K continue to act as subadvisor.

Sincerely,

Jeffrey T. Cerutti

President

Please take a moment now to cast your vote using one of the options listed below:

Vote via the Internet by logging on to the website noted on the enclosed proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

Vote by Touch-tone Phone by calling the phone number on the enclosed proxy card: Enter the control number printed on the card and follow the touch-tone prompts.

Vote by Mail by mailing in your signed proxy card in the envelope provided. If convenient, please utilize one of the two prior voting options listed above so that your vote is certain to be counted at the Meeting on June 30, 2016.